UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2012

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-166171	20-0641026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5940 S. Rainbow Blvd Las Vegas, Nevada  89118
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 445-6183

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, our board of directors adopted a new stock option plan (the “2012 Plan”). We anticipate applying to the TSX Venture Exchange for listing our shares of common stock (the “Common Shares”). We may be unsuccessful in our application to the TSX Venture Exchange. In connection with that application, we have adopted a stock option policy that we believe is in compliance with the policies of the TSX Venture Exchange. The purpose of the 2012 Plan is to advance the interests of our company and its shareholders by attracting, retaining and motivating the performance of selected directors, officers, employees or consultants of our company of high caliber and potential and to encourage and enable such persons to acquire and retain a proprietary interest in our company by ownership of its stock.  The 2012 Plan provides that, subject to the requirements of the TSX Venture Exchange, the aggregate number of securities reserved for issuance, set aside and made available for issuance under the 2012 Plan may not exceed 10% of the issued and outstanding of the Common Shares at the time of granting of options (including all options granted by our company to date).

If the Common Shares are listed on the TSX Venture Exchange, the following terms apply to our plan:

•
the number of Common Shares which may be reserved in any 12 month period for issuance to any one individual upon exercise of all stock options held by that individual may not exceed 5% of the issued and outstanding Common Shares of our company at the time of the grant;

•
the number of Common Shares which may be reserved in any 12 month period for issuance to any one consultant may not exceed 2% of the issued and outstanding Common Shares and the maximum number of Common Shares which may be reserved in any 12 month period for issuance to all persons engaged in investor relations activities may not exceed 2% of the issued and outstanding Common Shares of our company;

•	options granted to any person engaged in investor relations activities will vest in stages over 12 months with no more than ¼ of the stock options vesting in any three month period;

•
stock options granted to optionees engaged in investor relations activities on behalf of our company expire 30 days after such optionees cease to perform such investor relations activities for our company; and

•
the exercise price of any stock options granted under the 2012 Plan shall be determined by the board of directors, but may not be less than the closing price of the Common Shares on the TSX Venture Exchange on the last trading day immediately preceding the date of the grant of such stock options (less any discount permissible under TSX Venture Exchange rules)

The 2012 Plan will be administered by the board of directors of our company or a special committee of directors, either of which will have full and final authority with respect to the granting of all stock options thereunder.  Stock options may be granted under the 2012 Plan to such directors, officers, employees or consultants of our company, as the board of directors may from time to time designate.

The term of any stock options granted under the 2012 Plan shall be determined at the time of grant but, subject to earlier termination in the event of termination or in the event of death, the term of any stock options granted under the 2012 Plan may not exceed ten years.  Options granted under the 2012 Plan are not to be transferable or assignable other than by will or other testamentary instrument or pursuant to the laws of succession.

Subject to certain exceptions, in the event that an employee, or consultant ceases to act in that capacity in relation to our company, stock options granted to such employee, consultant or management company employee under the 2012 Plan will expire 90 days after such individual or entity ceases to act in that capacity in relation to our company,  other than for cause, death, or disability. Options granted to an employee or consultant that ceases to act in that capacity in relation to our company are terminated immediately upon the employee or consultant being terminated for cause.  In the event of death of an option holder, options granted under the 2012 Plan expire one year from the date of the death of the option holder.

For the full text of our 2012 Plan, please see Exhibit 10.1 to this current report on Form 8-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 17, 2012, we amended our bylaws to conform with the requirements of the TSX Venture Exchange. We amended our bylaws to provide similar protections to our shareholders as are found in Canadian corporate statutes, including a requirement for holding an annual shareholder meeting, a shareholder right to dissent on proposed fundamental changes, a prohibition on the issuance of shares for consideration in the form of promissory notes, a requirement that the Common Shares be issued for fair market value and a provision for recourse against our board of directors if shares are issued for less than fair market value, and a requirement that directors and classes of directors have the same voting rights. These protections are only applicable while we are listed on a national stock exchange in Canada.

For the full text of our amended bylaws, please see Exhibit 10.2 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1	2012 Stock Option Plan

10.2	Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPECT YOUR UNIVERSE, INC.

By:

/s/ Kristian Andresen
Kristian Andresen
Chairman and Secretary

Date: April 18, 2012